Exhibit 10.4
Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked "* * *" and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 19, 2014, is entered into by and among WELLSTAT DIAGNOSTICS, LLC, a limited liability company (the “Borrower”), PDL BIOPHARMA, INC., a Delaware corporation (the “Lender”), and PDL BIOPHARMA, INC., a Delaware corporation (the “Agent”).
W I T N E S S E T H
WHEREAS, the Borrower, the Lender and the Agent have entered into that certain Amended and Restated Credit Agreement, dated as of August 15, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower acknowledges and admits herein that certain Events of Default have occurred under (i) Section 8.1.3 of the Credit Agreement as a result of Borrower becoming generally unable to pay its debts as they become due, and (ii) Section 8.1.4(a) of the Credit Agreement for Borrower’s failure to provide written notice to the Agent and the Lender of any event which could reasonably be expected to have a Material Adverse Effect (collectively, the “Existing Events of Default”);
WHEREAS, as a condition to (i) the effectiveness of the Letter Agreement (as defined below) between the Agent and the Second Lien Agent and (ii) the Agent’s agreement to forbear in its exercise of certain remedies solely in respect of the Existing Events of Default and to the limited extent set forth in the Letter Agreement, the Borrower has requested that the Lender and the Agent agree, and subject to the terms and conditions set forth herein, and the Lender and the Agent do hereby agree, to the amendments and other modifications to the Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
1.1    Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement, as amended by this Amendment.

ARTICLE II.
AMENDMENTS
2.1    Amendments. Upon satisfaction of the conditions set forth in Article III hereof, the Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:
“* * * Sale” has the meaning set forth in the Letter Agreement.
“First Amendment” means the First Amendment to Amended and Restated Credit Agreement, dated as of June 19, 2014, by and among the Borrower, the Lender and the Agent.
“First Amendment Effective Date” has the meaning specified in Article III of the First Amendment.
(b)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:
“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business that have been outstanding for less than 60 calendar days), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (with the amount thereof being measured as the fair market value of such property), (f) all obligations, contingent or otherwise, with respect to letters of credit (whether or not drawn), banker’s acceptances and surety bonds issued for the account of such Person, (g) all Hedging Obligations of such Person, (h) all Contingent Obligations of such Person, (i) all non-compete payment obligations and earn-out, purchase price adjustment and similar obligations, (j) all obligations of such Person in respect of Disqualified Capital Stock issued by such Person, (k) all indebtedness of the types listed in (a) through (j) and (l) of any partnership of which such Person is a general partner and (l) all obligations of such Person under any synthetic lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP.
“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of August 15, 2013 between the Agent and the Second Lien Agent, as amended, amended and restated, supplemented or otherwise modified from time to time, as permitted by, and in accordance with, the terms thereof, and which for the avoidance of doubt shall include the agreements set forth in the Letter Agreement.

“Letter Agreement” means the letter agreement dated as of June 17, 2014 by and between the Agent and the Second Lien Agent a true and correct copy of which is attached hereto as Exhibit “A”.

(c)    Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“6.9.    Chief Restructuring Officer and Investment Banking Advisor.
(a)    Chief Restructuring Officer.
(i)    The Borrower shall appoint and continuously employ a Chief Restructuring Officer (the “CRO”) acceptable to Agent in its sole discretion. The CRO shall be duly appointed and given sole authority with respect to the disbursement of all funds of the Borrower, including the Borrower’s operating cash flow, cash contributions set forth in Section 4.1.9 and advances made by Agent or Lender to Borrower. The CRO shall have sole authority to transfer any cash or sums in any of the Borrower’s accounts, and shall be authorized by the Borrower to openly and honestly communicate all material information about the Borrower’s assets, liabilities, compliance with obligations under the Loan Documents and operational and financial performance to the Agent and its representatives.
(ii)    The Borrower agrees to cause the CRO to participate in weekly telephone calls or meetings with the Agent (during reasonable business hours but otherwise at the sole discretion of Agent) to discuss the Borrower’s financial condition, including, without limitation, budgets, projections, monthly forecasts, accounts payable and communications with creditors, and such measures as are being taken to ensure that Borrowers expenses and budget are consistent with the Allowed Budget.
(b)    Investment Banking Advisor. Not later than July 15, 2014, Borrower shall engage an investment banker to market for sale substantially all of the Borrower’s assets and/or seek to obtain debt or equity financing sufficient to continue Borrower’s operations and pay all Obligations (the “Investment Banker”). Borrower shall cause the Investment Banker retained by the Borrower to participate in weekly telephone calls or meetings to discuss, among other things, potential acquisitions of the Borrower by acquirors or other Persons, investments in the Borrower by new investors and/or sales or other dispositions of any assets of the Loan Parties and shall require the Investment Banker to provide to Agent every letter of intent, offer or expression of interest received by the Investment Banker not later than two business days after receipt thereof.”
(d)    Section 6 is hereby amended by adding the following Section 6.12 at the end thereof:
“6.12. Additional Capital Contribution. On or prior to the earlier of (i) the date of consummation of the * * * Sale and (ii) sixty (60) days following the First Amendment Effective Date, the Holders shall make a capital contribution to the Borrower in an amount not less than the greater of $3,000,000 and 100% of the proceeds of the * * * Sale released by the Second Lien Agent from the Second Lien pursuant to the Letter Agreement.”
(e)    Section 7.4(b) is hereby amended by (i) deleting “and” immediately preceding clause (vii) thereof, (ii) deleting the “.” at the end of such paragraph (b) and (iii) inserting the following at the end thereof:
“, (viii) notwithstanding any other provision of any of the Loan Documents, including without limitation any guarantee or security agreement, which might otherwise restrict such Dispositions, any sale transaction with respect to * * * yielding net cash proceeds to the Borrower or the Holders in an aggregate amount not less than $* * *, and (ix) the * * * Sale.”
(f)    Section 7 is hereby amended by adding the following Section 7.17 at the end thereof:
“7.17. Expenses. On or prior to the earlier of (i) the date of consummation of the * * * Sale and (ii) sixty (60) days following the First Amendment Effective Date, and each month thereafter, the Borrower shall present to the Agent a budget showing that operating expenses (including wages, rent, insurance and utilities, but excluding accounts payable existing as of such date) of the Borrower, as set forth in consolidated statements of income or operations delivered to the Agent and the Lender pursuant to Section 6.1.3, do not exceed $* * * per month (the “Allowed Budget”). From such date, Borrower shall ensure that its total operating expenses are maintained within the Allowed Budget, and no exceptions shall be made without the written consent of the Agent. In the event that Borrower receives further cash contributions in excess of that provided for in Section 6.12, Lender agrees to discuss with Borrower whether such cash contributions provide a commercially reasonable basis to revise the Allowed Budget.”
ARTICLE III.
CONDITIONS TO EFFECTIVENESS
This Amendment shall be and become effective on the date (the “First Amendment Effective Date”) all of the conditions set forth in this ARTICLE III shall have been satisfied (or waived by the Agent and the Lender in accordance with Section 10.1 of the Credit Agreement):
3.1    Counterparts. The Agent shall have received counterparts of this Amendment, which shall be collectively executed by each of the Borrower, the Lender and the Agent.
3.2    Letter Agreement. The Agent shall have received evidence that the Letter Agreement has been executed and delivered in form and substance satisfactory to the Agent in the sole discretion of the Agent.
3.3    Second Lien Loan Documents. The Agent shall have received evidence that (i) the amendments to the Second Lien Loan Documents have been executed and delivered in form and substance satisfactory to the Agent in the sole discretion of the Agent and (ii) the Borrower has received an aggregate principal amount of not less than $2,470,090.00 from borrowings pursuant to the Second Lien Credit Agreement.

3.4    Fees and Expenses. The Agent shall have received reimbursement of any costs and expenses (including fees and expenses of counsel to the Agent and the Lender) incurred by it or the Lender relating to this Amendment and the transactions contemplated hereby.
3.5    Representations and Warranties. Other than with respect to the Existing Events of Default, the representations and warranties contained in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on the date hereof.
3.6    Event of Default. Other than the Existing Events of Default, no Event of Default shall have occurred and be continuing under the Credit Agreement and no Event of Default shall result from execution and delivery of the Amendment and the consummation of the transactions contemplated herein.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
4.1    Representations and Warranties. In order to induce the Agent and the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and the Lender that as of the date hereof and after giving effect to this Amendment:
(a)    The Borrower is a limited liability company validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly authorized to execute and deliver this Amendment and the performance by the Borrower of the Credit Agreement, as amended hereby, has been duly authorized by all necessary action, and the Borrower has all requisite power, authority and legal right to execute, deliver and perform this Amendment and the Credit Agreement, as amended hereby.
(b)    The execution, delivery and performance by the Borrower of this Amendment do not and will not (a) require any consent or approval of any Governmental Authority (other than (i) any consent or approval which has been obtained and is in full force and effect and (ii) recordings and filings in connection with the Liens granted to the Agent under the Collateral Documents), (b) conflict with (i) any provision of Applicable Law, (ii) the charter, by-laws, limited liability company agreement, partnership agreement or other organizational documents of any Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Borrower or any other Loan Party (other than Liens in favor of the Agent created pursuant to the Collateral Documents).
(c)    Each of this Amendment and the Credit Agreement, as amended hereby, is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
ARTICLE V.
MISCELLANEOUS

5.1    Loan Document. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

5.2    Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the parties to the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms or conditions contained therein, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to any future consent, to, or waiver, amendment, modification or other change of, any of the terms or conditions contained in the Credit Agreement in similar or different circumstances. Except as expressly stated herein, the Agent and the Lender reserve all rights, privileges and remedies under the Loan Documents. All references in the Credit Agreement and the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.
5.3    Reaffirmation. The Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. The Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to the Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.
5.4    Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
5.5    Construction; Captions. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Amendment and that, accordingly, no court construing this Amendment shall construe it more stringently against one party than against the other. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.
5.6    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (as permitted under the Credit Agreement).
5.7    GOVERNING LAW. THIS AMENDMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIMS OR DISPUTES RELATING THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE CHOICE OF LAW RULES THEREOF).
5.8    Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
5.9    Release of Claims. In consideration of the Lender’s and the Agent’s agreements contained in this Amendment, the Borrower hereby releases and discharges the Lender and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all other claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.
5.10    Forbearance Period. Subject to the terms and conditions set forth herein and in the Letter Agreement, solely with respect to the Existing Events of Default, the Agent agrees that it shall refrain from exercising the remedies under the Loan Documents or Applicable Law to the extent and for the period provided under the Letter Agreement, so long as Borrower does not Default under any of the provisions of this Amendment or the Letter Agreement.
5.11    Affirmation. Subject only to the limitations set forth in the Letter Agreement, the Agent shall have the right to enforce its liens on the assets of all parties then liable to Agent, including without limitation the assets of Borrower and the equity in Borrower. Borrower acknowledges and agrees that in order to preserve the value of the assets of Borrower and the value of the equity in Borrower, Agent has the right to enforce its lien on the License Agreement or on the equity in Borrower, in a manner that is intended to comply with the provisions of the ROFR Provisions, and to avoid termination of the License Agreement pursuant to Section 5.3 of the License Agreement. Therefore, Borrower acknowledges and agrees that any steps taken by Agent to comply with such provisions in connection with the enforcement of Agent’s lien on the License Agreement and/or the equity of the Borrower, including without limitation contacting the Licensor, are commercially reasonable and Borrower and Holders agree to cooperate fully and completely with any such actions, in either case in connection with a disposition of the Collateral pursuant to the UCC, (along with any back up or explanatory material or analysis related thereto reasonably requested by the Agent). Borrower and Holders agree that it is appropriate for Agent to take the steps set forth in Exhibit “B” hereto, as part of a commercially reasonable sale and that while Agent reserves its right to proceed without taking any or all such steps, Borrower and Holders stipulate and agree that it would be commercially reasonable for the Agent to take each of such steps and if Agent elects to so proceed Borrower and Holders will cooperate with such efforts, provide Agent with all information needed to so proceed and grant on the date hereof to Agent the Power of Attorney attached hereto as Exhibit “C” to take such actions.
5.12    Existing Events of Default. The Loan Parties hereby acknowledge that certain Events of Default have occurred under (i) Section 8.1.3 of the Credit Agreement as a result of Borrower becoming insolvent and generally failing to pay its debts as they become due and this Agreement constitutes a written admission that Borrower is unable to pay its debts as they become due, and

(ii) Section 8.1.4(a) of the Credit Agreement for Borrower’s failure to provide written notice to the Agent and the Lender of any event which could reasonably be expected to have a Material Adverse Effect.
[Signature page follows]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

WELLSTAT DIAGNOSTICS, LLC

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

Loan Parties
WELLSTAT BIOCATYLYSIS, LLC

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

WELLSTAT BIOLOGICS CORPORATION

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:
WELLSTAT IMMUNOTHERAPEUTICS, LLC

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

WELLSTAT MANAGEMENT COMPANY, LLC

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

First Amendment to Amended and Restated Credit Agreement

HYPERION CATALYSIS INTERNATIONAL, a California corporation

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

WELLSTAT AVT INVESTMENT LLC

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

WELLSTAT THERAPEUTICS CORPROTAION

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

WELLSTAT VACINES, LLC

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

HEBRON FARMS, INC.

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

SJW PROPERTIES, INC.

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

HVF, INC.

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

NHW, LLC

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

DUCK FARM, INC.

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

WELLSTAT OPTHALMICS CORPORATION

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

WELLSTAT THERAPEUTICS EU LIMITED

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

HYPERION CATALYSIS EU LIMITED

By: /s/ Nadine Wohlstadter______________
Name: Nadine Wohlstadter
Title:

/s/ Nadine Wohlstadter_________________
NADINE WOHLSTADTER

/s/ Samuel J. Wohlstadter_______________
SAMUEL J. WOHLSTADTER

LENDER:

PDL BIOPHARMA, INC.

By: /s/ Christopher L. Stone_____________
Name: Christopher L. Stone
Title: Vice President, General Counsel and Secretary

AGENT:

PDL BIOPHARMA, INC.

By: /s/ Christopher L. Stone_____________
Name: Christopher L. Stone
Title: Vice President, General Counsel and Secretary